Exhibit 99.1

Concur Exceeds Expectations for Fourth Quarter and Fiscal Year 2011

Fiscal 2012 revenue growth expected to accelerate to 25% driven by continued strong customer demand in the core business

REDMOND, Wash., November 15, 2011 /PRNewswire/ — Concur (Nasdaq: CNQR), a leading provider of integrated travel and expense management services, today reported financial results for its fourth fiscal quarter ended September 30, 2011.

Concur reported total revenue for the fourth quarter of fiscal 2011 of $95.2 million. Total revenue for the quarter was up 23% from the year-ago quarter and up 6% from the prior quarter. Fiscal 2011 fourth quarter non-GAAP pre-tax income was $20.5 million, or $0.37 per share.

“The fourth quarter of fiscal 2011 was an exceptional quarter,” said Steve Singh, chairman and CEO of Concur. “Year-over-year revenue growth of 23% was better than we expected and non-GAAP operating margin of 24% highlighted the earnings leverage of our business model. More importantly, bookings from new customer contracts for the full year grew substantively as we executed against the best demand environment we have seen in years. Driven by fiscal 2011 growth of new customer contracts and the continued strong demand environment we see for our services, we expect to grow fiscal 2012 revenue by 25%.”

Singh continued, “In order to capitalize on the robust demand environment, we will significantly ramp our investments across the business. We expect to double our distribution capacity over the next 24 months, drive the innovation curve in our industry and set the standard for world-class service.”

Financial Highlights

•	Total revenue was $95.2 million for the fourth quarter of fiscal 2011, up 23% compared to the year-ago quarter, and up 6% sequentially.

•	Total revenue was $349.5 million for fiscal 2011, up 19% year-over-year.

•

Non-GAAP pre-tax income was $20.5 million, or $0.37 per share, for the fourth quarter of fiscal 2011, compared to $16.1 million, or $0.30 per share, for the year-ago quarter. Sequentially, non-GAAP pre-tax income was up 29% compared to the third quarter of fiscal 2011. Please refer to “About Concur’s non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures used in this press release.

•	Non-GAAP pretax income was $66.3 million, or $1.20 per share, for fiscal 2011, compared to $64.1 million, or $1.22 per share, for fiscal 2010.

•

Non-GAAP operating margin was 24% for the fourth quarter of fiscal 2011, compared to 23% for the year-ago quarter. Sequentially, non-GAAP operating margin was up over 400 basis points compared to the third quarter of fiscal 2011.

•	Non-GAAP operating margin was 21% for fiscal 2011, compared to 23% for fiscal 2010.

•	GAAP cash flow from operations was $33.7 million for the fourth quarter of fiscal 2011. GAAP cash flow from operations was $77.0 million for fiscal 2011, a decrease of 4% compared to fiscal 2010.

•

GAAP net loss was $14.0 million, or $0.26 per share, for the fourth quarter of fiscal 2011, compared to GAAP net income of $3.4 million, or $0.06 per share, for the year-ago quarter. The year-over-year decrease was primarily driven by the accounting impacts of our acquisition of TripIt in January 2011.

•	GAAP net loss was $10.7 million, or $0.20 per share, for fiscal 2011, compared to GAAP net income of $20.1 million, or $0.38 per share, for fiscal 2010.

Recent Business Highlights

•

Concur and salesforce.com joined forces to deliver Concurforce – a new Concur travel and expense management offering built on Force.com, salesforce.com’s social enterprise platform for employee-facing apps.

•

Concur is ranked number one on the list of Most Innovative Growth Companies, as measured by the Forbes’ innovation premium which is used to “identify the companies they expect to be innovative today and in the future”.

•

Concur chairman and CEO Steve Singh was named as a finalist for the Ernst & Young Entrepreneur Of The Year award, recognizing “U.S. entrepreneurs who start and run high-growth businesses which are clearly leading the United States in job creation”.

•	Concur unveiled mobile app updates that deliver in-policy air travel booking capabilities. Concur also showcased:

•	Locate & Alert service, which addresses the growing need for enhanced duty-of-care.

•	Accessibility Mode, which makes Concur’s booking technology fully accessible to users who cannot use a mouse, including visually impaired users who require screen-reading technology.

•

Travel Alternatives, which enable companies to leverage their preferred teleconference, web conference, or video conference provider and allow travelers to compare the cost of travel to the cost of the travel alternative.

•	TripIt, the leading mobile trip organizer from Concur, announced several innovations, including:

•	Yahoo! Mail integration that makes it even easier for travelers to effortlessly organize their trips – right from their Yahoo! Mail inboxes.

•	An Android app enhancement, designed to make it even easier for travelers to navigate between itineraries and connections, and view reward program points for TripIt Pro users.

•	Launch of a new company travel calendar that makes it easy for employees to share a calendar view of their travel schedules – all in one place.

•	Release of a free app in the Windows Phone Marketplace that enables travelers with Windows Phone devices to access all their travel plans in one place, and share them with others.

•	Reward point tracking for TripIt Pro users on iPad that lets travelers easily track all of their mileage programs, all in one place on the popular tablet.

•	TripIt was named Favorite Travel App in the prestigious Telegraph Travel Awards 2011.

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As of November 14, 2011, Concur and ADP, Inc. formally modified the nature of their partnership to offer Concur solutions to ADP clients. ADP has transferred to Concur all rights and obligations related to Concur solutions under ADP contracts that were previously resold by ADP. These clients will join the thousands of organizations who are directly served by Concur’s full range of market-leading travel and expense management innovations and will continue to be served by ADP for all of its other contracted services. Importantly, clients will also continue to enjoy the existing integration between ADP’s payroll solutions and Concur’s travel and expense management solutions. ADP will continue to offer its clients access to Concur travel and expense management solutions through a referral agreement between ADP and Concur.

•

Concur released its T&E Spend Report, revealing its perspective on the second largest area of controllable spend, compiled from an extensive analysis of the world’s most comprehensive set of travel and entertainment expense data.

•

Concur announced an alliance with Intuit to make Concur’s market-leading expense management solution available to over 4.5 million QuickBooks® users. Now, users can seamlessly post approved expense data directly into QuickBooks for fast and accurate accounting and better cash flow management.

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Concur partnered with Abacus International, a leading provider of travel solutions and services across Asia, to offer corporate clients doing business in the Asia-Pacific region access to a broad array of travel content, including the hundreds of travel suppliers like airlines, hotels, and car rentals available through Abacus.

•	Concur is listed as one of the Fastest Growing Companies in North America on Deloitte’s 2011 Technology Fast 500™.

•

Concur continues to see rapid adoption of the Concur® Connect platform, which enables customers, partners, and third party developers to connect to and extend Concur’s technology solutions with a diverse set of applications and services. New developments include an extension of the existing partnership between Concur and Cvent, through which Concur’s corporate travel booking technology is integrated with Cvent’s attendee management applications.

Business Outlook

The following statements are based on our current expectations and we do not undertake any duty to update them. These statements are forward-looking and inherently uncertain. Actual results may differ materially as a result of the factors identified below, the factors identified in our public filings made with the Securities and Exchange Commission, or other factors. Please also refer to “About Concur’s Non-GAAP Financial Measures” below for an explanation of our non-GAAP financial measures and a reconciliation of those measures to GAAP equivalents.

•	Concur expects revenue for the first quarter of fiscal 2012 to grow approximately 23% year-over-year from the first quarter of fiscal 2011.

•	Concur expects fiscal 2012 revenue to grow approximately 25% year-over-year from fiscal 2011.

•	For the first quarter of fiscal 2012, Concur expects non-GAAP pre-tax income per share to be $0.29.

•	Concur expects fiscal 2012 non-GAAP pre-tax income per share to be $1.25.

•	Concur expects fiscal 2012 non-GAAP operating margin to be approximately 18%.

•

Concur expects cash flows from operations in fiscal 2012 to be between $80 and $84 million, excluding acquisition and other related costs. The Company expects capital expenditures to be between $38 and $42 million.

All company or product names are trademarks and/or registered trademarks of their respective owners.

This press release contains forward-looking statements that are inherently uncertain. These forward-looking statements, such as the statements made by Mr. Singh, are based on Concur’s current expectations and involve many risks and uncertainties that could cause actual results to differ materially from current expectations. Factors that could cause or contribute to actual results differing from current expectations include, but are not limited to: potential difficulties in connection with the transfer from ADP to Concur of certain contracts that were previously resold by ADP; potential difficulties or delays in connection with our recent TripIt and GlobalExpense acquisitions, the anticipated benefits of these acquisitions, or the broader integration of the TripIt and GlobalExpense businesses with Concur; adverse economic or market conditions, which may cause customers and prospects to delay or reduce purchases of our products and services, cause customers to reduce business travel and correspondingly reduce the use of our products and services, reduce the ability of customers, channel partners, vendors and suppliers to fulfill their obligations to us, increase volatility of our stock price and foreign exchange rates, and otherwise adversely affect our operations and financial performance; potential delays in market adoption and penetration of our subscription service offerings; potential difficulties associated with our deployment and support of our products and services; our ability to manage expected growth of our subscription service offerings; the scalability and security of the hosting infrastructure for our subscription service offerings; risks associated with the privacy and protection of information while in our possession; potential increases in the rate of attrition of customers of our subscription service offerings; the level of investment in information technology by our customers; the level of business travel that may reduce the use of our products and services or inhibit new sales of our products and services; potential difficulties associated with strategic relationships and with development of new products and services; risks or difficulties associated with expansion into new geographic markets, including our launches of Concur Japan and Concur India earlier this year; uncertain market acceptance of recently-introduced or future products and services; and risks associated with our financing activities.

Please refer to the company’s public filings made with the Securities and Exchange Commission at www.sec.gov for additional and more detailed information on risk factors that could cause actual results to differ materially from current expectations. Concur assumes no obligation to update the forward-looking information contained in this press release.

Concur Technologies, Inc.

Consolidated Statements of Operations

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2011	2010	2011	2010
Revenue	$95,155	$77,489	$349,488	$292,936
Expenses:
Cost of operations	26,934	21,021	98,267	81,737
Sales and marketing	38,909	27,936	141,384	96,955
Systems development and programming	9,205	7,004	34,787	27,236
General and administrative	13,291	10,594	51,467	38,811
Revaluation of contingent consideration	2,624	—	4,034	—
Amortization of intangible assets	3,269	1,729	10,131	7,224

Total expenses	94,232	68,284	340,070	251,963

Operating income	923	9,205	9,418	40,973
Other income (expense):
Interest income	429	791	2,177	2,017
Interest expense	(4,708)	(4,519)	(18,527)	(9,297)
Loss from equity investments	(673)	—	(890)	—
Other, net	(496)	(125)	(809)	(1,049)

Total other expense, net	(5,448)	(3,853)	(18,049)	(8,329)

Income (loss) before income tax	(4,525)	5,352	(8,631)	32,644
Income tax expense	9,555	1,993	2,233	12,500

Consolidated net income (loss)	(14,080)	3,359	(10,864)	20,144

Less: loss attributable to noncontrolling interest	49	—	121	—

Net income (loss) attributable to Concur	$(14,031)	$3,359	$(10,743)	$20,144

Net income (loss) per share:
Basic	$(0.26)	$0.06	$(0.20)	$0.40
Diluted	$(0.26)	$0.06	$(0.20)	$0.38
Weighted average shares used in computing net income (loss) per share:
Basic	54,015	51,909	53,464	50,141
Diluted	54,015	54,256	53,464	53,090

Concur Technologies, Inc.

Consolidated Balance Sheets

(in thousands, except share and per share amounts)

	September 30, 2011	September 30, 2010
Assets
Current assets:
Cash and cash equivalents	$370,157	$329,098
Short-term investments	185,392	301,597
Restricted cash	852	2,535
Accounts receivable, net of allowance of $1,307 and $2,374	66,963	52,340
Deferred tax assets	9,831	18,810
Deferred costs and other assets	32,865	26,640

Total current assets	666,060	731,020
Non-current assets:
Property and equipment, net	45,975	36,229
Investments	51,426	6,045
Deferred costs and other assets	35,049	25,441
Intangible assets, net	55,179	36,398
Deferred tax assets	22,970	12,675
Goodwill	279,192	194,989

Total assets	$1,155,851	$1,042,797

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$8,906	$5,413
Customer funding liabilities	38,563	66,985
Accrued compensation	25,706	19,984
Acquisition related liabilities	3,968	—
Other accrued expenses and liabilities	23,546	15,350
Deferred revenues	55,888	44,358

Total current liabilities	156,577	152,090
Non-current liabilities:
2.5% Convertible senior notes due 2015, net	239,461	228,128
Deferred rent and other long-term liabilities	744	1,149
Deferred revenues	16,381	15,453
Acquisition-related contingent consideration	33,490	—
Tax liabilities	9,367	8,151

Total liabilities	456,020	404,971
Equity:
Stockholders’ equity:
Convertible preferred stock, par value $0.001 per share	—	—
Common stock, $0.001 par value per share	54	52
Shares issued and outstanding: 54,065 and 52,379
Additional paid-in capital	811,888	739,781
Accumulated deficit	(110,279)	(99,536)
Accumulated other comprehensive loss	(3,008)	(2,471)

Total Concur stockholders’ equity	698,655	637,826
Noncontrolling interest	1,176	—

Total equity	699,831	637,826

Total liabilities and equity	$1,155,851	$1,042,797

Concur Technologies, Inc

Consolidated Statements of Cashflow

(in thousands)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Operating activities:
Net income (loss)	$(14,080)	$3,359	$(10,864)	$20,144
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of intangible assets	3,269	1,729	10,131	7,224
Depreciation	4,644	4,294	19,499	16,818
Accretion of discount and issuance costs on notes, net	2,907	2,713	11,333	5,233
Net recovery of sales allowances	(496)	(416)	(1,067)	(1,309)
Share-based compensation	11,120	6,632	35,974	19,607
Loss on revaluation of contingent liability	2,624	—	4,034	—
Deferred income taxes	8,611	2,249	1,253	11,502
Excess tax benefits from share-based compensation	(33)	(50)	(234)	(283)
Loss from equity method investments	673	—	890	—
Changes in operating assets and liabilities, net of effects from acquisitions:
Accounts receivable	(838)	(176)	(11,343)	(4,804)
Deferred costs and other assets	(7,982)	(3,593)	(14,819)	(10,085)
Accounts payable	3,694	1,501	2,986	1,849
Accrued liabilities	14,919	3,752	17,567	3,462
Deferred revenues	4,668	1,111	11,623	10,895

Net cash provided by operating activities	33,700	23,105	76,963	80,253

Investing activities:
Purchases of investments	(90,196)	(70,288)	(425,449)	(438,924)
Maturities of investments	81,767	73,775	541,388	281,513
Increase (decrease) in customer funding liabilities, net of changes in restricted cash	(23,948)	8,457	(26,776)	11,588
Investment in unconsolidated affiliates	(3,000)	—	(46,271)	(2,000)
Capital expenditures	(6,996)	(5,846)	(27,932)	(18,596)
Payments for acquisitions, net of cash acquired	837	(70)	(42,424)	(3,623)

Net cash provided by (used in) investing activities	(41,536)	6,028	(27,464)	(170,042)

Financing activities:
Equity issuance costs	—	—	(15)	—
Proceeds from borrowings on senior convertible debt	—	34	—	245,153
Proceeds from warrant	—	49,716	—	49,716
Investments in consolidated joint venture by noncontrolling interest	—	—	1,152	—
Net proceeds from share-based award activity	349	1,744	1,980	8,361
Proceeds from employee stock purchase plan activity	481	340	1,870	1,401
Minimum tax withholding on restricted stock awards	(842)	—	(11,936)	(4,232)
Payments on repurchase of common stock	(1,601)	—	(1,601)	—
Excess tax benefits from share-based compensation	33	50	234	283
Repayments on capital leases	—	(292)	(199)	(1,129)

Net cash provided by (used in) financing activities	(1,580)	51,592	(8,515)	299,553

Effect of foreign currency exchange rate changes on cash and cash equivalents	(622)	398	75	149

Net increase (decrease) in cash and cash equivalents	(10,038)	81,123	41,059	209,913
Cash and cash equivalents at beginning of the period	380,195	247,975	329,098	119,185

Cash and cash equivalents at end of year	$370,157	$329,098	$370,157	$329,098

Concur Technologies, Inc.

Reconciliation of GAAP Financial Measures to Non-GAAP Financial Measures

(in thousands, except per share and margin data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Operating income:
Operating income	$923	$9,205	$9,418	$40,973
Income from operations as a % of total revenue (Operating Margin)	1%	12%	3%	14%
Add back:
Share-based compensation	11,120	6,632	35,974	19,607
Amortization of intangibles	3,269	1,729	10,131	7,224
Acquisition and other related costs	484	—	4,165	—
Revaluation of contingent consideration	2,624	—	4,034	—
Contingent consideration (included in compensation expense)	4,238	—	9,540	—
Non-controlling interest joint venture	49	—	121	—

Non-GAAP operating income	$22,707	$17,566	$73,383	$67,804

Non-GAAP operating income as a % of total revenue (non-GAAP Operating Margin)	24%	23%	21%	23%
Net income (loss):
Net income (loss)	$(14,031)	$3,359	$(10,743)	$20,144
Add back:
Share-based compensation	11,120	6,632	35,974	19,607
Amortization of intangibles	3,269	1,729	10,131	7,224
Acquisition and other related costs	484	—	4,165	—
Revaluation of contingent consideration	2,624	—	4,034	—
Contingent consideration (included in compensation expense)	4,238	—	9,540	—
Loss from equity method investments	673	—	890	—
Accretion of note discount	2,599	2,418	10,121	4,662
Income tax expense (benefit)	9,555	1,993	2,233	12,500

Non-GAAP pretax income	$20,531	$16,131	$66,345	$64,137
Diluted net income (loss) per share:
Diluted net income (loss) per share	$(0.26)	$0.06	$(0.20)	$0.38
Add back:
Share-based compensation	0.20	0.12	0.65	0.37
Amortization of intangibles	0.06	0.03	0.19	0.14
Acquisition and other related costs	0.01	—	0.08	—
Revaluation of contingent consideration	0.05	—	0.07	—
Contingent consideration (included in compensation expense)	0.08	—	0.17	—
Loss from equity method investments	0.01	—	0.02	—
Accretion of note discount	0.05	0.05	0.18	0.09
Income tax expense (benefit)	0.17	0.04	0.04	0.24

Non-GAAP pretax diluted income per share	$0.37	$0.30	$1.20	$1.22
Shares used in calculation of GAAP and non-GAAP income (loss) per share:
Basic	54,015	51,909	53,464	50,141
Diluted	55,706	54,256	55,482	53,090

Concur Technologies, Inc.

Reconciliation of GAAP Operating Expense to Non-GAAP Operating Expense

(in thousands, except per share data)

(Unaudited)

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Non-GAAP operating expense:
Cost of operations	$25,432	$20,352	$94,777	$79,295
Sales and marketing	29,373	24,573	113,470	87,183
Systems development and programming	7,318	6,120	28,116	24,639
General and administrative	10,324	8,685	39,741	33,822

Total	$72,447	$59,730	$276,104	$224,939

Non-GAAP operating income*	24%	23%	21%	23%
Non-GAAP pretax diluted income per share*	$0.37	$0.30	$1.20	$1.22

	Three Months Ended September 30,		Year Ended September 30,
	2011	2010	2011	2010
Cost of operations	$26,934	$21,021	$98,267	$81,737
Less:
Share-based compensation	1,484	669	3,440	2,442
Noncontrolling interest joint venture	18	—	50	—

Non-GAAP cost of operations	$25,432	$20,352	$94,777	$79,295

Sales and marketing	$38,909	$27,936	$141,384	$96,955
Less:
Share-based compensation	5,691	3,363	19,273	9,772
Contingent consideration (included in compensation expense)	3,831	—	8,624	—
Noncontrolling interest joint venture	14	—	17	—

Non-GAAP sales and marketing	$29,373	$24,573	$113,470	$87,183

System development and programming	$9,205	$7,004	$34,787	$27,236
Less:
Share-based compensation	1,480	884	5,747	2,597
Contingent consideration (included in compensation expense)	407	—	916	—
Noncontrolling interest joint venture	—	—	8	—

Non-GAAP systems development and programming	$7,318	$6,120	$28,116	$24,639

General and administrative	$13,291	$10,594	$51,467	$38,811
Less:
Share-based compensation	2,465	1,716	7,514	4,796
Acquisition and other related costs	484	193	4,165	193
Noncontrolling interest joint venture	18	—	47	—

Non-GAAP general and administrative	$10,324	$8,685	$39,741	$33,822

*	Please refer to the reconciled GAAP metrics to Non-GAAP on previous page.

CONCUR TECHNOLOGIES, INC.

About Concur’s Non-GAAP Financial Measures

This release contains non-GAAP financial measures. The tables above reconcile the non-GAAP financial measures to the most directly comparable financial measures prepared in accordance with accounting principles generally accepted in the United States (“GAAP”).

Non-GAAP financial measures should not be considered as a substitute for, or as superior to, measures of financial performance prepared in accordance with GAAP. Concur’s non-GAAP financial measures do not reflect a comprehensive system of accounting, and they differ from GAAP measures with similar names and from non-GAAP financial measures with the same or similar names that are used by other companies. We strongly urge investors and potential investors in our securities to review the reconciliation of our non-GAAP financial measures to the comparable GAAP financial measures that are included in this release, and our consolidated financial statements, including the notes thereto, and the other financial information contained in our periodic filings with the Securities and Exchange Commission and not to rely on any single financial measure to evaluate our business.

Concur’s management believes that its non-GAAP financial measures provide useful information to investors because it allows investors to view the business through the eyes of management. Further, Concur believes that its non-GAAP financial measures provide meaningful supplemental information regarding Concur’s operating results because they exclude amounts that Concur excludes as part of its monitoring of operating results and assessing the performance of the business. In addition, Concur believes that its non-GAAP financial measures facilitate the comparison of results for current periods and the business outlook for future periods with results of past periods because the measures provide a special focus on the underlying operating performance of the business relative to expectations.

Concur presents the following non-GAAP financial measures in this release: non-GAAP operating income, non-GAAP operating margin, non-GAAP operating expense, non-GAAP pre-tax income, non-GAAP cost of operations, non-GAAP sales and marketing expenses, non-GAAP systems development and programming expenses, non-GAAP general and administrative expenses, and non-GAAP diluted pre-tax income per share. Concur excludes the following items as noted from these non-GAAP financial measures:

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Share-based compensation. Concur’s non-GAAP financial measures exclude share-based compensation, which consist of expenses for stock options and restricted stock units (“RSU”). Concur excludes these expenses from its non-GAAP financial measures primarily because they are non-cash expenses that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Amortization of intangible assets. In accordance with GAAP, operating expenses include amortization of software and other technology assets and other purchased intangible assets such as customer lists and covenants not to compete. Concur excludes these items from its non-GAAP financial measures because they are non-cash expenses that Concur does not consider part of ongoing operating results when assessing the performance of our business, and Concur believes that doing so facilitates comparisons to its historical operating results and to the results of other companies in our industry, which have their own unique acquisition histories.

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Acquisition and other related costs. New authoritative guidance on business combinations requires us to record in the income statement certain items that at the time of an acquisition would have been recorded to goodwill under the old authoritative guidance. We have excluded the effect of acquisition and other related costs from certain non-GAAP financial measures in order to facilitate the comparison of our business outlook for future periods with results from prior periods when such expenses were recorded to goodwill. We also believe it is useful for investors to understand the effects of these items on our operations. Acquisition and other related costs include transaction fees, due diligence costs, travel expenses, and other one-time direct costs associated with strategic activity in which we may deploy capital.

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Revaluation of contingent consideration. New authoritative guidance on business combinations requires contingent consideration to be recorded at fair value on the acquisition date. The new authoritative guidance also requires that changes in the fair value of the contingent consideration subsequent to the acquisition date be recorded in our statements of income. Under the old authoritative guidance, contingent consideration would have been included as a component of deal consideration based on the actual amount paid, if any, when the contingency was resolved. Concur’s non-GAAP financial measures exclude the revaluation of contingent consideration, which is the change in fair value of the liability-classified acquisition-related contingent consideration. Concur excludes the unrealized gains or losses from the re-measurement of the contingent consideration from its non-GAAP financial measures in order to facilitate the comparison of our business outlook for future periods with results from prior periods when contingent consideration was recorded to goodwill. We also believe it is useful for investors to understand the effects of these items on our operations.

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Contingent consideration (included in compensation expense). Concur’s non-GAAP financial measures exclude contingent consideration included in compensation expense which relates to the potential cash payment to certain TripIt employees whose right to receive such payment is forfeited if they terminate their employment. The contingent cash payment that these employees are entitled to receive is part of the consideration that all TripIt shareholders received from Concur in exchange for their TripIt shares. As receipt of the contingent payment is subject to continued employment, GAAP requires that it be accounted for as compensation expense. Concur excludes this item from its non-GAAP financial measures primarily because it is a component of the deal consideration that it does not consider part of ongoing operating results when assessing the performance of our business, and the exclusion of these expenses facilitates the comparison of results and business outlook for future periods with results for prior periods.

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Noncontrolling interest joint venture. Noncontrolling interest joint venture includes income or loss from operations due to our joint venture partner and is excluded from the calculation of non-GAAP operating income because it is unrelated to our ownership in the venture.

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Loss from equity method investments. For investments under the equity method, Concur recognizes its share of the earnings or losses of an investee and adjusts the carrying amount of an investment for its share of the earnings or losses of the investee, including adjustments to recognize certain differences between our carrying value and our equity in net assets, after the date of investments. Concur’s non-GAAP financial measures excluded the earnings or losses from GAAP income because it is unrelated to our ongoing operations and is significantly impacted by factors outside our direct control.

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Accretion of discount on senior convertible notes. In accordance with GAAP, interest expense on the senior convertible notes includes the accretion of the discount, which is a non-cash expense that Concur does not consider part of ongoing operating results when assessing the performance of our business.

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Income tax expense (benefit). Concur excludes this expense from certain non-GAAP financial measures primarily because it is largely a non-cash expense that Concur does not consider a meaningful component of our operating results when assessing the performance of our business, and the exclusion of this expense (benefit) facilitates the comparison of our business outlook for future periods with results for prior periods, which did not include income tax expense (benefit).

Except as noted below, Concur believes that all of the following considerations apply equally to each of the non-GAAP financial measures that we present:

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Concur’s management uses non-GAAP operating income (including the derived non-GAAP operating margin), non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share in internal reports used by management in monitoring and making decisions regarding Concur’s business. For example, these measures are used in monthly financial reports prepared for management, and in quarterly reports to Concur’s Board of Directors. Concur also uses non-GAAP pre-tax diluted income per share as a measure to determine executive cash incentive compensation.

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Because share-based compensation, amortization of intangible assets, accretion of discount on senior convertible notes and income tax expense (benefit) are largely non-cash in nature, Concur believes that non-GAAP operating income, non-GAAP operating expense, non-GAAP pre-tax income and non-GAAP diluted pre-tax income per share provide a more focused view of the operations of its business. In particular, share-based compensation amounts are difficult to forecast because the magnitude of the charges depends upon the volume and timing of RSU grants – which are unpredictable and can vary dramatically from period to period – and external factors such as interest rates and the trading price and volatility of Concur’s common stock. Excluding these amounts improves comparability of the performance of the business across periods.

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The principal limitation of Concur’s non-GAAP financial measures is that they exclude significant expenses that are required by GAAP to be recorded. In addition, non-GAAP financial measures are subject to inherent limitations because they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures.

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To mitigate this limitation, Concur presents its non-GAAP financial measures in connection with its GAAP results, and recommends that investors do not give undue weight to its non-GAAP financial measures. Concur notes that the dilutive effect of outstanding stock options is reflected in fully-diluted shares outstanding used in calculating GAAP net income per share and non-GAAP diluted pre-tax income per share.

About Concur

Concur® is a leading provider of integrated travel and expense management solutions for companies of all sizes. Concur’s easy-to-use web-based and mobile solutions help companies and their employees control costs and save time. Learn more at www.concur.com.

CONTACT: Investors, John Torrey, Concur, +1-425-497-5986, john.torrey@concur.com; or Press, Kristin Prigmore, Weber Shandwick for Concur, +1-206-576-5551, kprigmore@webershandwick.com